                              TAX SHARING AGREEMENT

                  This Tax Sharing Agreement (the "Agreement") is made and entered into as of July 12, 1999 by and among Sunbeam Corporation, a Delaware corporation ("Parent") and The Coleman Company, Inc., a Delaware corporation ("Coleman").

                  WHEREAS, Parent and Coleman (including any other includible corporation, the "Members") are includible corporations in the affiliated group of corporations (the "Group") of which Parent is the common parent, all within the meaning of section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, Parent intends to file consolidated federal income tax returns on behalf of itself and the other Members of the Group; and

                  WHEREAS, Parent and Coleman wish to allocate and settle between the Parent Group and the Coleman Group (each as hereinafter defined) in an equitable manner the consolidated federal income tax liabilities and benefits of the Group and the state, local and foreign consolidated income tax liabilities and benefits of the Group in those states and localities in which one or more members of the Parent Group and the Coleman Group are treated as a consolidated, combined or unitary tax reporting group;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

              1. DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as follows:

                  (a) COLEMAN GROUP shall mean Coleman and each of its subsidiaries that would be entitled to file a U.S. Federal income tax consolidated return with Coleman if Coleman were not a member of the Group.

                  (b) ESTIMATED TAX PAYMENTS shall mean for a Taxable Period the aggregate payments for such Taxable Period provided in Section 2 hereof.

                  (c) FINAL DETERMINATION shall mean a closing agreement with the Internal Revenue Service, a claim for refund which has been allowed, a deficiency notice with respect to which the period for filing a petition with the Tax Court has expired, or a decision of any court of competent jurisdiction which is not subject to appeal or for which the time for appeal has expired.

                  (d) PARENT GROUP shall mean a group of corporations consisting of corporations which may be created or acquired subsequent to the date hereof, consisting of all Members of the Group except those Members which are included in the Coleman Group.

                  (e) SEPARATE COLEMAN GROUP TAX LIABILITY for a Taxable Period shall mean a hypothetical consolidated federal income tax liability for the Coleman Group (including, without limitation, liability for any penalty, fine, addition to tax, interest, minimum tax and other items of any nature applicable to the Coleman Group in connection with its tax liability) for such Taxable Period determined as if the Coleman Group had filed its own consolidated federal income tax return for such Taxable Period and calculated by Parent by taking into account (i) losses, credits, carryover of losses and credits from any Taxable Period beginning after March 30, 1998, and other tax attributes of members of the Coleman Group (subject to any limitations under the Code, regulations or other applicable law), and (ii) any redetermination of tax liability under Section 5(a) hereof. Such hypothetical consolidated federal income tax liability for any Taxable Period shall be computed on the basis of the accounting methods and principles, elections and conventions ("Methods") actually used in the determination of the federal income tax liability of the Group for the preceding Taxable Period (or, in the case of the first Taxable Period for which this Agreement is in effect, such Methods actually used by the Group in the Taxable Period immediately preceding the taxable year in which this Agreement is executed or, to the extent that new Methods must be selected, such new Methods as reasonably determined by Parent); PROVIDED that in the event that, as a result of a change in law or circumstances, the Group becomes eligible to use a Method not available in the preceding Taxable Period, Parent may elect to use such Method, and such Method shall apply for all subsequent Taxable Periods. Parent may delegate the calculation of the amounts described herein to Coleman, but Parent retains the right to supervise and approve the computation of any amounts so delegated, PROVIDED, that the computation shall be made in a manner that minimizes the Coleman Group's liability hereunder.

                  (f) TAXABLE PERIOD shall mean any taxable year or portion thereof ending on or after the date hereof with respect to which a consolidated federal income tax return including Coleman is filed on behalf of the Group.

              2. ESTIMATED TAX PAYMENTS. For each estimated tax payment of every Taxable Period, no later than five (5) days prior to the due date of such estimated tax payment, Coleman shall pay to Parent an amount equal to the amount of any estimated federal income taxes which Coleman would have been required to pay if the Coleman Group were filing its own consolidated federal income tax return for the Taxable Period including such period, including only members of the Coleman

Group and using any method permitted by Section 6655 of the Code. Such hypothetical estimated federal income tax liability shall be determined by Parent in a manner consistent with Sections 1(e) and 3 hereof and in accordance with the applicable rules of the Code and Treasury Regulations, as in effect from time to time, governing the calculation of estimated corporate federal income tax, including such rules regarding payments of estimated tax in taxable years of less than twelve (12) months.

                  In the event Parent is ineligible to, or chooses, consistent with the terms of this Agreement and all applicable law, not to, file a consolidated federal income tax return that includes Coleman for any Taxable Period, any payments by Coleman to Parent made pursuant to this
Section 2 for such Taxable Period shall be refunded to Coleman no later than five (5) business days prior to the due date of the separate return of Coleman for such Taxable Period.

              3. PAYMENTS. For every Taxable Period, (i) Coleman shall pay to Parent an amount equal to the excess, if any, of its Separate Coleman Group Tax Liability for such Taxable Period over the Estimated Tax Payments for such Taxable Period or (ii) Parent shall pay to Coleman an amount equal to the excess, if any, of the Estimated Tax Payments for such Taxable Period over the Separate Coleman Group Tax Liability for such Taxable Period.

              4. TIME OF PAYMENT. Payments pursuant to Section 3 hereof shall be calculated within thirty (30) days of the due date of the Group's consolidated federal income tax return for the Taxable Period in question, taking into account any extensions, and shall be made within five (5) business days of such calculation. If the due date for any return is extended, such payments shall be made on an estimated basis and shall be recalculated within thirty (30) days of the filing date for such return, and any difference between such recalculated payments and such estimated payments shall be paid to the party entitled thereto within five (5) business days of such recalculation.

              5. ADJUSTMENTS.

                  (a) ADJUSTMENT OF TAX LIABILITY. In the event of (i) any redetermination of the consolidated federal income tax liability of the Group for any Taxable Period as a result of audit by the Internal Revenue Service, an amended return, a claim for refund or otherwise or (ii) the generation of a net operating loss or similar tax attribute by the Coleman Group that could be used to reduce the Separate Coleman Group Tax Liability for a prior Taxable Period, the Separate Coleman Group Tax Liability shall be recomputed by Parent for such Taxable Period to take into account such redetermination, and the payments pursuant to Section 3 hereof shall be appropriately adjusted. Any payment between Parent and Coleman required by such adjustment shall be paid no later than five (5) business days following the earliest date such adjustment can reasonably be calculated. At Parent's sole option, Parent may choose to credit (rather than pay) any adjustment to the Coleman Group, and in such case such credit shall be applied as an offset to all future payments which Coleman would be required to make pursuant to Sections 2 and 3 hereof until such credit has been fully applied.

                  (b) DECONSOLIDATION. In the event that the Coleman Group (or any member thereof) is determined not to have been properly treated as an includible corporation in the Group with respect to any Taxable Period, the amount of any payments made or refunds received by Coleman with respect to such Taxable Period under Sections 2 and 3 hereof (taking into account any adjustments pursuant to paragraph (a) of this Section 5) shall be repaid by Parent or Coleman (or the appropriate member of the Coleman Group), as the case may be, with interest at the rate determined under Section 6621(a)(2) of the Code within seven (7) business days of a Final Determination of such deconsolidation, or as soon as the amount to be refunded can reasonably be determined, if later.

              6. FILING OF RETURNS, PAYMENT OF TAX, ETC.

                  (a) PARENT AS AGENT. Coleman, as agent for the members of the Coleman Group, hereby appoints Parent as its agent for the purpose of filing such consolidated federal income tax returns for the Group as Parent may elect to file and making any election or application or taking any action in connection therewith on behalf of the Members of the Group. Coleman, as agent for the members of the Coleman Group, hereby consents to the filing of such returns, the making of such elections and applications and the taking of such other actions.

                  (b) COOPERATION. Coleman and Parent, and the members of the Coleman Group and the Parent Group, shall cooperate in the filing of any consolidated federal income tax returns for the Group by maintaining such books and records and providing such information as may be necessary or useful in the filing of such returns and executing any documents and taking any actions which Parent or Coleman may reasonably request in connection therewith. Parent will provide Coleman with copies of any such returns promptly after such returns are filed. Parent and Coleman will provide each other with such information concerning such returns and the application of this Agreement as Parent or Coleman may reasonably request of each other.

                  (c) PAYMENT OF TAX. For every Taxable Period, Parent will pay or discharge, or cause to be paid or discharged, the consolidated federal income tax liability of the Group, including payments of estimated taxes for any such Taxable Period.

              7. ADJUDICATIONS. In any audit, conference or other proceeding with the Internal Revenue Service or in any judicial proceedings concerning the determination of the federal income tax liability of the Group or any of its Members, the Group and each of its Members shall be represented by persons selected by Parent. Parent shall inform Coleman of any such proceedings which may give rise to any liability between Coleman and Parent hereunder and shall give Coleman a reasonable opportunity to attend and participate therein, PROVIDED, HOWEVER, that Parent shall retain the ultimate control over Coleman's participation (and that of any member thereof) in such proceedings. The settlement and terms of settlement of any issues relating to any such proceeding shall be concluded in good faith by Parent, and each member of the Coleman Group appoints Parent as its agent for purposes of properly concluding any such settlement.

              8. STATE, LOCAL AND FOREIGN TAXES. The provisions of this Agreement governing the consolidated federal income tax liability and reporting of the Group shall be applied in a similar manner to the income tax liability and reporting of any Members of the Group required or permitted to file combined, consolidated or unitary returns with other Members for purposes of any state, local or foreign taxing jurisdiction.

              9. BINDING EFFECT; SUCCESSORS. This Agreement shall be binding upon each Member of the Group, whether or not such Member was a member of the Group upon the execution of this Agreement, and the parties hereto represent that each Member of the Group consents to the terms hereof and guarantees the performance by Parent and Coleman, respectively, of the agreements contained herein. Parent and Coleman shall cause each present Member of the Group to assent formally to the terms hereof and shall cause each future member of their respective groups to so assent promptly after becoming a member of such groups. This Agreement shall inure to the benefit of and be binding upon any successors or assigns of the parties hereto, PROVIDED, HOWEVER, that no party may, without the written consent of the other, assign any of its rights, benefits or obligations hereunder.

              10. EQUITABLE INTERPRETATION. This Agreement is intended to allocate equitably the federal, state, local and foreign income tax liabilities of the Group, and any matter concerning such allocation which is not specifically contemplated hereby or provided for herein, or any other question of interpretation or calculation hereunder, shall be resolved by Parent in good faith, applying identical standards to all Members of the Group, provided, however, that no party may, without the written consent of the other, assign any of its rights, benefits or obligations hereunder.

              11. LEGAL AND ACCOUNTING FEES. Any fees or expenses for legal, accounting or other professional services rendered in connection with the preparation of a consolidated federal income tax return for the Group or a consolidated, combined or unitary tax return for one or more members of the Parent Group and the Coleman Group, the application of the provisions of this Agreement or any audit, conference or proceeding of the Internal Revenue Service or judicial proceedings relevant to any determination required to be made hereunder shall be allocated between the Parent Group and the Coleman Group in an equitable manner as specified by Parent.

              12. RESOLUTION OF DISPUTES. Any dispute concerning the calculation or basis of determination of any payment or refund provided for hereunder shall be resolved by Parent's independent accounting firm of national reputation.

              13. EFFECT OF AGREEMENT. This Agreement shall determine the liability of the Parent Group and the Coleman Group to each other as to the matters provided for herein, whether or not such determination is effective for purposes of the Treasury Regulations, financial reporting purposes or other purposes. Nothing contained herein shall preclude any Member of the Group from entering into any agreement with any other Member of the Group concerning allocation of federal income tax liabilities.

              14. ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements between the parties with respect to such subject matter. Any and all prior correspondence, conversations and memoranda are merged herein and shall be without effect hereon. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce either party to enter into this Agreement. This Agreement, including this provision against oral modification, shall not be modified or terminated except by a writing duly signed by each of the parties hereto, and no waiver of any provision of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound.

              15. CODE REFERENCES. Any references to the sections of the Code or Treasury Regulations shall be deemed to refer to any successor provisions and shall refer to such sections or provisions as in effect from time to time.

              16. NOTICES. Any payment, notice or communication required or permitted to be given under this Agreement shall be deemed to have been given on the third day after being deposited in the United States mail, postage prepaid, addressed to the addressee party's main business address or to such other address as that party shall furnish in writing to the other party.

              17. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Delaware. 1.

              18. TERM OF AGREEMENT. This Agreement shall apply to every Taxable Period after the date hereof unless previously terminated by the written agreement of the parties and, unless otherwise agreed to in writing by the parties, shall remain in effect with respect to any such Taxable Period until the later of the expiration of the period of limitations for assessment of a deficiency or making of a claim for refund for such Taxable Period.

              19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of the counterparts together shall constitute one and the same instrument.

              20. HEADINGS. Headings of sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

              21. SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

                                        SUNBEAM CORPORATION


                                        By:  /s/ PAUL SHAPIRO, EVP
                                           -------------------------------------


                                        THE COLEMAN COMPANY, INC.
                                        AUSTRALIAN COLEMAN, INC.
                                        BEACON EXPORTS, INC.
                                        COLEMAN ARGENTINA, INC.
                                        COLEMAN COUNTRY, LTD.
                                        COLEMAN POWERMATE, INC.
                                        COLEMAN POWERMATE COMPRESSORS, INC.
                                        COLEMAN VENTURE CAPITAL, INC.
                                        EASTPAK CORPORATION
                                        GENERAL ARCHERY INDUSTRIES, INC.
                                        KANSAS ACQUISITION CORP.,
                                        NIPPON COLEMAN, INC.
                                        PEARSON HOLDINGS, INC.,
                                        RIVER VIEW CORPORATION OF BARLING, INC.
                                        SIERRA CORPORATON OF FORT SMITH, INC.
                                        WOODCRAFT EQUIPMENT COMPANY
                                        CC OUTLET, INC.
                                        TCCI MANAGEMENT, INC.
                                        COLEMAN PUERTO RICO, INC.
                                        JGK, INC.
                                        SURVIVAL GEAR, INC.
                                        CMO, INC.



                                        By:  /s/ ROBERT P. TOTTE
                                           -------------------------------------